                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy
Statement and Statement of Additional Information constituting parts of this
Registration Statement on Form N-14 (File No. 811-4025) of our report dated July
13, 2001, relating to the financial statements and financial highlights appearing in the May 31, 2001 Annual Report to Shareholders of each of the funds of the American Century Municipal Trust. We also consent to the references to our firm under the caption "Independent Auditors" in the Prospectus/Proxy
Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri
August 8, 2001